As filed with the Securities and Exchange Commission on August 2, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
LivaNova PLC
(Exact name of Registrant as specified in its charter)
England and Wales (State or other jurisdiction of incorporation or organization)	98-1268150 (I.R.S. Employer Identification Number)
20 Eastbourne Terrace
London, United Kingdom, W2 6LG
(44) (0) 203 325-0660
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Keyna Skeffington
General Counsel
20 Eastbourne Terrace
London, United Kingdom, W2 6LG
(44) (0) 203 325-0660
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
David Lopez
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006
(212) 225-2000
Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Ordinary Shares, nominal value £1.00 per share
Preferred Shares
Rights(3)

(1)
An unspecified aggregate initial offering price and number of securities of each class is being registered as may from time to time be sold at unspecified prices.

(2)
The Registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, to defer payment of all of the registration fee.

(3)
Representing rights to purchase Ordinary Shares or Preferred Shares.

PROSPECTUS
LivaNova PLC
Ordinary Shares
Preferred Shares
Rights
We may offer and sell from time to time the securities described in this prospectus separately or together in any combination, in amounts, at prices and on other terms to be determined at the time of the offering and to be described in an accompanying prospectus supplement.
This prospectus describes the general manner in which the securities described in this prospectus may be offered and sold. The specific manner in which the securities described in this prospectus may be offered and sold will be described in a supplement to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the related prospectus supplement, together with the documents we incorporate by reference, before you invest. The prospectus supplement may also add to, update, supplement or clarify information contained in this prospectus. This prospectus may not be used to sell the securities described in this prospectus unless accompanied by a prospectus supplement.
We may offer and sell the securities described in this prospectus through one or more underwriters, dealers or agents, through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers, on a continuous or delayed basis. We provide more information about how the shares may be offered and sold in the section entitled “Plan of Distribution” beginning on page 9. The prospectus supplement for each offering of our securities will describe in detail the plan of distribution for that offering.
Our ordinary shares are listed on The NASDAQ Global Select Market (“NASDAQ”) under the symbol “LIVN”. The last reported sale price of our ordinary shares on NASDAQ on July 30, 2021 was $86.30 per share.
Investing in our securities involves risks. You should carefully consider the risks identified in the “Risk Factors” section on page 2 of this prospectus, in the documents incorporated by reference in this prospectus and in any applicable prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 2, 2021

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (“SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, using an automatic shelf registration process. Because we used a shelf registration statement, we may, from time to time, sell the securities described in this prospectus in one or more offerings. Each time that we sell securities, we will provide a prospectus supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, process and terms of the offered securities. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. You should read carefully this prospectus, any prospectus supplement and any free writing prospectus related to our securities that is prepared by us or on our behalf or that is otherwise authorized by us, together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should only assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
References in this prospectus to “we,” “us,” “our,” “the Company” or “LivaNova” are to LivaNova PLC and its consolidated subsidiaries, unless the context indicates otherwise.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, which are available to the public at the SEC’s website at
http://www.sec.gov and at our investor relations website, https://investor.livanova.com/. Our website and the information contained or connected to our website is not incorporated by reference in this prospectus or any prospectus supplement, and you should not consider it part of this prospectus or any prospectus supplement.
This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. This prospectus does not contain all the information in the registration statement. Whenever a reference is made

i

in this prospectus to a contract or other document of the Company, the reference is only a summary, and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s website.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to incorporate by reference in this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information filed subsequently with the SEC will automatically update and supersede it. Therefore, before you decide to invest in a particular offering under this shelf registration, you should always check for reports we may have filed with the SEC after the date of this prospectus. We incorporate by reference in this prospectus the following information:
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our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 1, 2021;

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the description of our ordinary shares included as Exhibit 4.1 of our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 1, 2021, including any amendment or report filed for the purpose of updating this description;

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our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on April 28, 2021, and the quarter ended June 30, 2021, filed with the SEC on July 28, 2021;

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our Current Reports on Form 8-K dated February 24, 2021 (filed February 25, 2021), April 9, 2021 (filed April 15, 2021) and June 9, 2021 (filed June 10, 2021); and

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our definitive proxy statement on Schedule 14A for our annual meeting of shareholders, filed on April 30, 2021 to the extent incorporated by reference in Part III of the Form 10-K.

We also incorporate by reference each of the documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (not including any information “furnished” under Item 2.02, 7.01 or 9.01 of Form 8-K and any other information that is identified as “furnished” rather than “filed”, which information is not incorporated by reference herein) prior to the termination of the offerings under this prospectus and any prospectus supplement.
Any statements made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, the accompanying prospectus supplement, if applicable, or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
Each person, including any beneficial owner, to whom a prospectus is delivered, may obtain a copy of any document that is incorporated by reference in this prospectus from the SEC, through the SEC’s website at the address set forth under “About this Prospectus,” or, without charge, by written or oral request directed to:
LivaNova PLC
Attention: Investor Relations
4th Floor
20 Eastbourne Terrace
London, United Kingdom, W2 6LG
(44) (0) 20 325-0660

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Certain statements made in this prospectus, any prospectus supplement and the documents incorporated by reference herein are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements include, but are not limited to, statements relating to LivaNova’s plans, objectives, strategies, financial performance and outlook, trends, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual financial results, performance, achievements or prospects may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “seek,” “guidance,” “predict,” “potential,” “likely,” “believe,” “will,” “should,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “forecast,” “foresee” or variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by LivaNova and its management based on their knowledge and understanding of the business and industry, are inherently uncertain. These statements are not guarantees of future performance, and stockholders should not place undue reliance on forward-looking statements. There are a number of risks, uncertainties and other important factors, many of which are beyond our control, that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus, any prospectus supplement or the documents incorporated by reference herein. Such risks, uncertainties and other important factors include, but are not limited to the risks and uncertainties summarized below:
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changes in our ordinary share price;

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activist investors causing disruptions to the business;

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changes in our profitability;

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regulatory activities and announcements, including the failure to obtain regulatory approvals for our new products;

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effectiveness of our internal controls over financial reporting;

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fluctuations in future quarterly operating results;

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failure to comply with, or changes in, laws, regulations or administrative practices affecting government regulation of our products, including, but not limited to, U.S. Food and Drug Administration (“FDA”) laws and regulations;

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failure to establish, expand or maintain market acceptance of our products for the treatment of our approved indications;

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any legislative or administrative reform to the healthcare system, including the U.S. Medicare or Medicaid systems or international reimbursement systems, that significantly reduces reimbursement for our products or procedures or denies coverage for such products or procedures or enhances coverage for competitive products or procedures, as well as adverse decisions by administrators of such systems on coverage or reimbursement issues relating to our products;

•
failure to maintain the current regulatory approvals for our products’ approved indications;

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failure to obtain or maintain coverage and reimbursement for our products’ approved indications;

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unfavorable results from clinical studies;

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variations in sales and operating expenses relative to estimates;

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our dependence on certain suppliers and manufacturers to provide certain materials, components and contract services necessary for the production of our products;

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product liability, intellectual property, shareholder-related, environmental-related, income tax and other litigation, disputes, losses and costs;

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protection, expiration and validity of our intellectual property;

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changes in technology, including the development of superior or alternative technology or devices by competitors;

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competition from providers of alternative medical therapies, such as pharmaceutical companies and providers of cannabis;

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cyber-attacks or other disruptions to our information technology systems;

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failure to comply with applicable U.S. laws and regulations, including federal and state privacy and security laws and regulations;

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failure to comply with applicable non-U.S. laws and regulations;

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non-U.S. operational and economic risks and concerns;

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failure to attract or retain key personnel;

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failure of new acquisitions to further our strategic objectives or strengthen our existing businesses;

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losses or costs from pending or future lawsuits and governmental investigations, including any amount of liability or damages imposed by the Appeals Court or the Supreme Court of Italy with respect to SNIA S.p.A;

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changes in accounting rules that adversely affect the characterization of our consolidated financial position, results of operations or cash flows;

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changes in customer spending patterns;

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continued volatility in the global market and worldwide economic conditions, including volatility caused by UK’s withdrawal from the European Union (“Brexit”) and/or changes to existing trade agreements and relationships between the U.S. and other countries;

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risks relating to the outbreak and spread of the COVID-19 pandemic around the world;

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changes in tax laws, including changes related to Brexit, or exposure to additional income tax liabilities;

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harsh weather or natural disasters that interrupt our business operations or the business operations of our hospital-customers; and

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failure of the market to adopt new therapies or to adopt new therapies quickly.

Other factors that could cause our actual results to differ from our projected results are described in the “Risk Factors” section of our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and any supplement to this prospectus as well as other documents that we have filed or will file with the SEC.
The afore-referenced risks and uncertainties are not necessarily all the important factors that could cause our actual financial results, performance, achievements or prospects to differ materially from those expressed in or implied by any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made, and we do not undertake or assume any obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.
You should carefully consider the risks specified under the caption “Risk Factors” in any prospectus supplement and the documents incorporated by reference and in subsequent public statements or reports we file with the SEC, before making any investment decision with respect to our securities. If any of these trends, risks or uncertainties actually occurs or continues, our business, financial condition or results of operations could be materially adversely affected, the trading price of our securities could decline and you could lose all or part of your investment. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

SUMMARY
This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus. The summary does not contain all the information that you should consider before investing in our securities. You should read the entire prospectus carefully, including “Risk Factors” contained in any supplement to this prospectus and the documents incorporated by reference herein, before making an investment decision.
LivaNova PLC (together with its subsidiaries “us”, “we”, “our”, “LivaNova” or the “Company”) is a global medical device company focused on the development and delivery of important therapeutic solutions for the benefit of patients, healthcare professionals and healthcare systems throughout the world. Working closely with a global team of medical professionals in the fields of cardiovascular disease and neuromodulation, we design, develop, manufacture and sell innovative therapeutic solutions that are consistent with our mission to improve our patients’ quality of life, increase the skills and capabilities of healthcare professionals and minimize healthcare costs.
We were organized under the laws of England and Wales on February 20, 2015 for the purpose of facilitating the business combination of Cyberonics, Inc., a Delaware corporation, and Sorin S.p.A., a joint stock company organized under the laws of Italy. The business combination became effective in October 2015. LivaNova’s ordinary shares are listed for trading on the NASDAQ Global Market under the symbol “LIVN.”
LivaNova is comprised of two principal business franchises, which are also our reportable segments: Cardiovascular and Neuromodulation, corresponding to our primary therapeutic areas.
Our Cardiovascular business franchise is engaged in the development, production and sale of cardiopulmonary products, and advanced circulatory support products. Cardiopulmonary products include oxygenators, heart-lung machines, autotransfusion systems, perfusion tubing systems, cannulae and other related accessories. Advanced circulatory support includes temporary life support product kits that can include a combination of pumps, oxygenators and cannulae.
Our Neuromodulation business franchise designs, develops and markets neuromodulation-based medical devices for the treatment of epilepsy, depression and obstructive sleep apnea. We are also developing and conducting clinical testing of the VITARIA System for treating heart failure through vagus nerve stimulation (“VNS”). Our seminal Neuromodulation product, the LivaNova Vagus Nerve Stimulation Therapy (“VNS Therapy”) System, is an implantable device authorized for the treatment of drug-resistant epilepsy and difficult-to-treat depression (“DTD”). The VNS Therapy System consists of an implantable pulse generator and connective lead that stimulate the vagus nerve; surgical equipment to assist with the implant procedure; equipment and instruction manuals enabling a treating physician to set parameters for a patient’s pulse generator; and for epilepsy, magnets to manually suspend or induce nerve stimulation. The pulse generator and lead are surgically implanted in a subcutaneous pocket in the upper left chest area, generally during an out-patient procedure; the lead, which does not need to be removed to replace a generator with a depleted battery, is connected to the pulse generator and tunneled under the skin to the vagus nerve in the lower left side of the patient’s neck.
Additional information about us is included in the documents incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

RISK FACTORS
Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider all risk factors set forth in the applicable prospectus supplement and the documents incorporated by reference in this prospectus, including the factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and each subsequently filed Quarterly Report on Form 10-Q, which may be amended, supplemented or superseded from time to time by the other reports we file with the SEC in the future or by information in the applicable prospectus supplement. See “Where You Can Find More Information”. The risks and uncertainties we have described are not the only risks we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations and financial condition. If any of these risks actually occurs, our business, results of operations and financial condition could be materially and adversely affected, which could cause the trading price of our securities to decline, and you could lose all or a part of your investment in our securities.
USE OF PROCEEDS
Unless the applicable prospectus supplement indicates otherwise, we intend to use net proceeds from the sale of the securities offered hereby for general corporate purposes.

DESCRIPTION OF OUR ORDINARY SHARES
The following is a description of our share capital and a summary of the material terms of our articles of association (the “Articles”). This summary does not purport to give a complete overview and may not contain all of the information that is important to you. To understand them fully, you should read our articles of association, a copy of which is filed with the SEC as an exhibit to the registration statement of which this prospectus is a part, and the applicable provisions of the U.K. Companies Act 2006 (the “Companies Act”) as in force from time to time.
General
Under English law, persons who are neither residents nor nationals of the U.K. may freely hold, vote and transfer the ordinary shares in the same manner and under the same terms as U.K. residents or nationals.
Share Capital
As of June 30, 2021, there were 49,522,582 total ordinary shares issued, each with a nominal or par value of £1.00 each (the “ordinary shares”) and 49,983,280 total ordinary shares outstanding.
Dividends and Distributions
Under English law, the Company may only pay dividends out of profits that are available for that purpose. The Company’s profits available for distribution are (in basic terms) its accumulated, realized profits, so far as not previously utilized by distribution or capitalization, less its accumulated, realized losses, so far as not previously reduced or extinguished in a reduction or reorganization of capital duly made. The amount of the Company’s distributable reserves is a cumulative calculation. The Company may be profitable in a single financial year but unable to pay a dividend if the profits of that year do not offset all previous years’ accumulated, realized losses.
Additionally, the Company may only make a distribution if the amount of its net assets is not less than the aggregate of its called-up share capital and undistributable reserves, and if, and to the extent that, the distribution does not reduce the amount of those assets to less than that aggregate.
The Articles permit the Company shareholders, by ordinary resolution (a resolution passed by a simple majority of those shareholders present in person or by proxy and voting in respect of the relevant resolution), to declare dividends but no dividend shall exceed the amount recommended by the directors.
In addition, the directors may decide to pay interim dividends. The entitlement to a dividend lapses if unclaimed by a shareholder for 12 years from the date when it became due for payment.
The Articles also permit a scrip dividend scheme under which the directors of the Company may offer any holders of ordinary shares the right to receive shares, credited as fully paid, instead of cash in respect of all or any dividend subject to certain terms and conditions set out in the Articles.
Voting Rights
The shareholders in general meeting must vote by poll. On a poll taken at a general meeting, each qualifying Company shareholder present in person or by proxy and entitled to vote on the resolution has one vote for every ordinary share held by such shareholder.
In the case of joint holders, the vote of the senior holder who tenders a vote shall be accepted to the exclusion of the votes of the other joint holders. The necessary quorum for a general meeting is shareholders who together represent at least a majority of the voting rights of all Company shareholders entitled to vote at the meeting, present in person or by proxy, save that if the Company has only one shareholder entitled to attend and vote at the general meeting, one qualifying Company shareholder present at the meeting and entitled to vote is a quorum.
Amendment to the Articles
Under the Companies Act, the shareholders may amend the articles of association of the Company by special resolution (a resolution passed by the holders of at least 75% of those shares voted either in person or by proxy on the relevant resolution) at a general meeting. The notice of the general meeting at which a special resolution is proposed shall be required to specify the intention to propose any resolutions at the meeting as special resolutions.
Modification of Rights
The rights attaching to the ordinary shares may be modified with the written consent of the holders of 75% in nominal value of the issued ordinary shares (excluding any shares of that class held as treasury shares), or by a special resolution of the holders of the issued ordinary shares, but not otherwise.
General Meetings and Notices
An annual general meeting must be called by not less than 21 clear days’ notice (i.e., excluding the date of receipt or deemed receipt of the notice and the date of the meeting itself). All other general meetings must be called by not less than 14 clear days’ notice. General meetings that are not annual general meetings may be called by shorter notice if agreed to by a majority in number of the Company shareholders having the right to attend and vote at the meeting, being a majority who together hold not less than 95% in nominal or par value of the ordinary shares given that right. At least seven clear days’ notice is required for any adjourned meeting, and such meeting must be held not less than 14 days but not more than 28 days after adjournment at such time and place specified for the purpose in the notice calling the meeting or as decided by the chairman of the meeting.
Subject to the Companies Act, notices of general meetings shall be given to every holder of ordinary shares as of the record date for the relevant meeting. Beneficial owners nominated to enjoy information rights under the Companies Act and the Company’s auditors are also entitled to receive notices of, and other communications relating to, general meetings. Under the Companies Act, the Company is required to hold an annual general meeting of its shareholders within six months from the day following the end of its fiscal year. Subject to the foregoing, a general meeting may be held at a time and place determined by the Company’s board.
Under the Companies Act, the Company must convene such a meeting once it has received requests to do so from Company shareholders representing at least 5% of the paid up share capital of the Company carrying voting rights at general meetings (excluding any paid-up capital held as treasury shares).
Under the Articles, a general meeting may also be called if the company has fewer than two directors and the director (if any) is unable or unwilling to appoint sufficient directors to make up a quorum or to call a general meeting to do so. In such case, two or more Company shareholders may call a general meeting for the purpose of appointing one or more directors.
Disclosure of Interests in Ordinary Shares
Under the Companies Act, the Company may serve a notice requiring a person it knows, or has reasonable cause to believe, has an interest in any ordinary shares (or to have had an interest in the previous three years) to confirm or deny the fact, and, if the former, to disclose certain information about the interest, including information about any other person with an interest in the ordinary shares. If a shareholder fails to comply with such a notice within such reasonable period of time as may be set out in the notice, the shareholder shall not be entitled to attend or vote either personally or by proxy at a general meeting, and, where the shares to which such failure to comply represent at least 0.25 percent in nominal value of the issued shares of their class, in respect of such shares, no dividends shall be paid, and no transfers of such shares shall be registered save in certain circumstances.
Return of Capital and Winding Up
On a return of capital on a liquidation, reduction of capital or otherwise, the surplus assets of the Company available for distribution among the holders of the ordinary shares shall be applied in the same order of priority as applies in respect of dividends (i.e. on a pro rata basis based on the number of ordinary shares held by each holder, with all ordinary shares ranking equally amongst themselves for such purpose).

In the event of a voluntary winding up of the Company, the liquidator may, with the sanction of a special resolution of the Company and any other sanction required by law, subject to the Companies Act, divide among the Company shareholders the whole or any part of the assets of the Company, whether they consist of property of the same kind or not, and the liquidator may, for that purpose, value any assets as they deem fair and determine how the division shall be carried out as between the shareholders or different classes of shareholders, and may vest the whole or any part of the assets in trustees upon such trusts for the benefit of the Company shareholders as he, with the like sanction, may determine. No Company shareholder shall be compelled to accept any assets upon which there is a liability.
Authority to Allot New Shares and Pre-Emption Rights
Under the Companies Act, the Board may only allot shares in the Company or grant rights to subscribe for or to convert any security into shares in the Company if it is authorized to do so by the Articles or by ordinary shareholder resolution. There are certain exceptions under the Companies Act, including for shares allotted pursuant to an employees’ share scheme (as such term is defined in the Companies Act).
At the annual general meeting of shareholders held on June 9, 2021 (the “2021 AGM”), the Company’s shareholders passed an ordinary resolution granting the Board authority to allot new shares and to grant rights to subscribe for, or to convert any security into, shares, up to an aggregate nominal value of £16,122,679, which is equivalent to approximately 33% of the Company’s total issued ordinary share capital (excluding treasury shares) as at April 22, 2021. This authority (unless previously revoked, varied or renewed by the Company) will expire at the end of the next annual general meeting of the Company or, if earlier, the close of business on the date that is fifteen (15) months after the 2021 AGM, save that the directors may, before this authority expires, make offers or agreements which would or might require shares in the Company to be allotted, or rights to subscribe for, or convert securities into, shares to be granted, after its expiry and the directors may allot shares or grant rights to subscribe for, or convert securities into, shares pursuant to such offers or agreements as if this authority had not expired.
Under the Companies Act, the allotment of equity securities that are to be paid for wholly in cash must be offered first to the existing holders of equity securities in proportion to the respective nominal amounts (i.e., par values) of their holdings on the same or more favorable terms, unless a special resolution to the contrary has been passed or the Articles otherwise provide an exclusion of these pre-emption rights. In this context, equity securities generally means shares other than shares which, with respect to dividends or capital, carry a right to participate only up to a specified amount in a distribution, which, in relation to the Company, will include the ordinary shares, and all rights to subscribe for or convert securities into such ordinary shares. There are certain exceptions under the Companies Act, including for equity securities allotted pursuant to an employees’ share scheme (as such term is defined in the Companies Act) and for equity securities wholly or partly paid up otherwise than in cash.
At the 2021 AGM, the Company’s shareholders passed a special resolution to give the Board the power to allot new equity securities for cash or to sell treasury shares held by the Company for cash, in each case without first offering them to shareholders in proportion to their existing holdings up to an aggregate nominal amount of: (a) £2,442,830 for any purpose; and (b) an additional £2,442,830 only for the purposes of financing an acquisition or other capital investment. The amounts set out under (a) and (b) are each equal to approximately 5% (and together equal to approximately 10%) of the Company’s issued ordinary share capital (excluding treasury shares) as at April 22, 2021. This power (unless previously revoked, varied or renewed by the Company) will expire at the end of the next annual general meeting of the Company or, if earlier, the close of business on the date that is fifteen (15) months after the 2021 AGM, save that the directors may, before this power expires, make offers or agreements which would or might require equity securities to be allotted and/or treasury shares to be sold after its expiry and the directors may allot equity securities and/or sell treasury shares pursuant to such offers or agreement as if this power had not expired.
Alteration of Share Capital/Repurchase of Ordinary Shares
Subject to the Companies Act, and without prejudice to any relevant special rights attached to any class of shares, the Company may, from time to time, among other things:
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increase its share capital by allotting and issuing new shares in accordance with the Articles and any relevant shareholder resolution (see “Authority to Allot New Shares and Pre-Emption Rights” above);

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consolidate all or any of its share capital into shares of a larger nominal amount (i.e., par value) than the existing shares, subject to this being approved by its shareholders by means of an ordinary resolution;

•
subdivide any of its shares into shares of a smaller nominal amount (i.e., par value) than its existing shares, subject to this being approved by its shareholders by means of an ordinary resolution; or

•
redenominate its share capital or any class of share capital, subject to this being approved by its shareholders by means of an ordinary resolution.

The Companies Act prohibits the Company from purchasing its own shares unless the terms of the contract pursuant to which the purchase(s) are to be made have been approved by its shareholders by means of an ordinary resolution.
Transfer of Ordinary Shares
The Articles allow holders of ordinary shares to transfer all or any of their shares by instrument of transfer in writing in any usual form or in any other form which is permitted by the Companies Act and is approved by the Company’s board. The instrument of transfer must be executed by or on behalf of the transferor and (in the case of a transfer of any ordinary shares which are not fully paid) by or on behalf of the transferee.
The Company may not Charge a Fee for Registering the Transfer of a Share.
The Company’s board may, in its absolute discretion, refuse to register a transfer of shares in certificated form if it is not fully paid or is with respect to a share on which the Company has a lien and sums in respect of which the lien exists is payable and is not paid within 14 clear days after due notice has been sent. If the Company’s board refuses to register a transfer of a share, it shall send notice to the transferee of notice of the refusal together with reasons for the refusal and any instrument of transfer shall (except in the case of fraud) be returned when the notice of refusal is sent.
Stock Exchange Listing
The ordinary shares trade on Nasdaq under the symbol “LIVN”.

DESCRIPTION OF OUR PREFERRED SHARES
The Company may, from time to time, issue preferred shares, subject to having a sufficient authority to allot and (where such preferred shares constitute “equity securities” for the purposes of the Companies Act and are to be paid for wholly in cash and allotted otherwise than in accordance with existing shareholders’ pre-emption rights) a sufficient disapplication of pre-emption rights to cover such issuance. Such preferred shares may be issued in one or more classes with such rights or restrictions as may be determined by: (i) special resolution of the Company’s shareholders; or (ii) the Board (in the absence of, and so long as there is no conflict with, any special resolution that has been passed by the Company’s shareholders). Such rights and restrictions could include dividend rights, conversion rights, voting rights, rights and terms of redemption and liquidation preferences, any or all of which may be greater than and/or preferential to the rights of the ordinary shares. Satisfaction of any dividend preferences of outstanding preferred shares would reduce the amount of funds available for the payment of dividends on ordinary shares. Holders of preferred shares may be entitled to receive a preference payment in the event of our liquidation before any payment is made to the holders of ordinary shares.
As of the date of this offering, there are no preferred shares outstanding, and we have no present intention to issue any preferred shares.

DESCRIPTION OF RIGHTS
We may offer rights to purchase ordinary shares or preferred shares, which we refer to as “rights”. The applicable prospectus supplement will describe the specific terms of any such rights offering, including, as applicable:
•
the title of the rights;

•
the securities for which the rights are exercisable;

•
the exercise price for the rights;

•
the number of rights issued;

•
any other terms of the rights, including terms, procedures and limitations relating to the exercise of the rights;

•
information regarding the trading of rights, including the stock exchanges, if any, on which the rights will be listed;

•
the record date, if any, to determine who is entitled to the rights;

•
the period during which rights may be exercised;

•
the material terms of any standby underwriting arrangement we enter into in connection with the offering; and

•
if applicable, a discussion of the material U.S. federal and U.K. income tax considerations applicable to the issuance of the rights.

If we determine to make appropriate arrangements for rights trading, persons other than our shareholders may acquire rights as described in the prospectus supplement. We may determine to offer rights to our shareholders only or additionally to other persons as described in the applicable prospectus supplement. In the event rights are offered only to our shareholders and their rights remain unexercised, we may determine to offer the unsubscribed offered securities to persons other than our shareholders. In addition, we may enter into a standby underwriting arrangement with one or more underwriters under which the underwriter or underwriters, as the case may be, will purchase any offered securities remaining unsubscribed for after the offering, as described in the prospectus supplement.

PLAN OF DISTRIBUTION
We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. (As used under this caption “Plan of Distribution”, the term “securities” means the securities offered by this prospectus and any applicable prospectus supplement, unless otherwise expressly stated or the context otherwise requires). The securities may be distributed from time to time in one or more transactions, each of which will be described in the applicable prospectus supplement and which may include transactions:
•
at a fixed price or prices, which may be changed from time to time;

•
at market prices prevailing at the time of sale;

•
at prices related to such prevailing market prices; or

•
at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including (i) the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them; (ii) if a fixed price offering, the public offering price of the securities; (iii) any options under which underwriters may purchase additional securities from us; (iv) any underwriting discounts or commissions or agency fees and other items constituting underwriters’ or agents’ compensation; (v) terms and conditions of the offering; and (vi) any discounts, commissions or concessions allowed or reallowed or paid to dealers.
Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.
If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.
Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be disclosed in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.
To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their option, if any, to purchase additional securities from us. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. None of the persons participating in any such offering will be obligated to engage in these transactions and these transactions, if commenced, may be discontinued at any time.
If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.
The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.
LEGAL MATTERS
Certain legal matters in connection with the securities to be offered hereby will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, our US counsel and English solicitors.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
ENFORCEMENT OF JUDGMENTS
We are incorporated under the laws of England and Wales. Some of our directors and officers may reside outside the United States, and a portion of our assets and the assets of such persons may be located outside the United States. As a result, it may be difficult for you to serve legal process on us or our directors and executive officers or have any of them appear in a U.S. court.
The United States and the United Kingdom do not currently have a treaty providing for the recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. The enforceability of any judgment of a United States federal or state court in the United Kingdom will depend on the laws and any treaties in effect at the time, including conflicts of laws principles (such as those bearing on the question of whether a United Kingdom court would recognize the basis on which a United States court had purported to exercise jurisdiction over a defendant). In this context, there is doubt as to the enforceability in the United Kingdom of civil liabilities based solely on the federal securities laws of the United States. In addition, awards for punitive damages in actions brought in the United States or elsewhere may be unenforceable in the United Kingdom. An award for monetary damages under the United States securities laws would likely be considered punitive if it did not seek to compensate the claimant for loss or damage suffered and was intended to punish the defendant.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The following table sets forth the expenses payable by us in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All amounts are estimates, except for the registration fee.
Securities and Exchange Commission registration fee	**
FINRA filing fee	*
Printing expenses	*
Expenses of the transfer agent	*
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous	*
Total	*

*
An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

**
Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933

Item 15.   Indemnification of Directors and Officers.
LivaNova is a public limited company incorporated under the laws of England and Wales. Chapter 7 of Part 10 of the Companies Act contains provisions relating to directors’ liability. All statutory references in this Item 15 are to the Companies Act.
Section 232(1) makes void any provision that purports to exempt a director of a company from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company.
Section 232(2) makes void any provision by which a company directly or indirectly provides an indemnity for a director of the company against any liability attaching to him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company, except if permitted as:
(a)
liability insurance within Section 233;

(b)
qualifying third-party indemnity provisions falling within Section 234; or

(c)
qualifying pension scheme indemnity provisions under Section 235.

Section 233 permits liability insurance, commonly known as directors’ and officers’ liability insurance, purchased and maintained by a company against liability for negligence, default, breach of duty or breach of trust in relation to the company.
Section 234 allows LivaNova to provide an indemnity against liability incurred by a director to someone other than LivaNova or an associated company of LivaNova. Such an indemnity does not permit indemnification against liability to pay criminal fines or civil penalties to a regulatory authority or the costs of an unsuccessful defense of criminal or civil proceedings or application for relief under Sections 661 (power of court to grant relief in case of acquisition of shares by innocent nominee) or 1157 (general power of court to grant relief in case of honest and reasonable conduct) of the Companies Act.
Section 235 allows LivaNova to provide indemnification to a director that is a trustee of an occupational pension scheme if joint liability incurred in connection with the company’s activities as trustee of the scheme.

Such provision does not permit indemnification against liability to pay criminal fines or civil penalties to a regulatory authority or the costs of an unsuccessful defense of criminal proceedings.
Any indemnity provided under Section 234 or Section 235 must be disclosed in the company’s annual report in accordance with Section 236 and copies of such indemnification provisions made available for inspection in accordance with Section 237 (and every member has a right to inspect and request such copies under Section 238).
Conduct of a director amounting to negligence, default, breach of duty or breach of trust in relation to the company can be ratified, in accordance with Section 239, by a resolution of the members of the company, disregarding the votes of the director (if a member) and any connected member.
The LivaNova articles of association provide that, subject to the Companies Act , LivaNova may indemnify any person who is or was a director of LivaNova or any associated company against any loss or liability incurred by him whether in connection with any negligence, default, breach of duty or breach of trust by him or otherwise, in relation to LivaNova or any associated company, and any person who is or was a director of an associated company that is a trustee of an occupational pension scheme, against any liability incurred by him in connection with the company’s activities as trustee of an occupational pension scheme.
The LivaNova articles of association also provide that, subject to the Companies Act , LivaNova may purchase and maintain insurance for or for the benefit of any person who is or was a director, officer or employee of LivaNova, or any corporate entity which is or was the holding company or subsidiary undertaking of LivaNova, or in which LivaNova or such holding company or subsidiary undertaking has or had any interest or with which LivaNova or such holding company or subsidiary undertaking is or was in any way allied or associated. This includes, without limitation, insurance against any loss or liability or any expenditure such director, officer or employee may incur, whether in connection with any proven or alleged act or omission in the actual or purported execution or discharge of his or her duties or in the exercise or purported exercise of his or her powers or otherwise in relation to his or her duties, powers or offices, whether comprising negligence, default, breach of duty, breach of trust or otherwise, in relation to LivaNova or the relevant body.
We have entered into deeds of indemnification with each of our directors and executive officers. Pursuant to these agreements, we agree to indemnify these individuals to the fullest extent permissible under law (including the limitations described above) against liabilities arising out of, or in connection with, the actual or purported exercise of, or failure to exercise, any of his or her powers, duties or responsibilities as a director or officer, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.
We also agree to use all reasonable endeavors to provide and maintain appropriate directors’ and officers’ liability insurance (including ensuring that premiums are properly paid) for their benefit for so long as any claims may lawfully be brought against them.
We have obtained and expect to continue to maintain insurance policies under which our directors and officers are insured, within the limits and subject to the limitations of those policies, against certain expenses in connection with the defense of, and certain liabilities that might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been directors or officers. The coverage provided by these policies may apply whether or not we would have the power to indemnify such person against such liability under the provisions of English law.

Item 16.   Exhibits.
Exhibit Number	Description
1.1	Form of Underwriting Agreement**
3.1	Amended Articles of Association, incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020*
4.1	Form of Preferred Shares**
5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in opinion filed as Exhibit 5.1)
24.1	Power of Attorney (included on signature page)

*
Previously filed.

**
To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

Item 17.   Undertakings
The undersigned Registrant hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total U.S. dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i)
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the Registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)
That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities

(other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom on August 2, 2021.
LIVANOVA PLC
/s/ Alex Shvartsburg Name: Alex Shvartsburg Title: Chief Financial Officer

POWER OF ATTORNEY
Each of the undersigned directors of LivaNova PLC., a company organized under the laws of England and Wales, whose signature appears below hereby constitutes and appoints Damien McDonald and Alex Shvartsburg, and each of them acting individually, as his or her true and lawful attorneys-in-fact, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-3 or other applicable form, with all exhibits thereto, or any and all amendments (including pre-effective and post-effective amendments) and supplements to a registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:
Signature	Title	Date
/s/ Damien McDonald Damien McDonald	Chief Executive Officer, Director (Principal Executive Officer)	August 2, 2021
/s/ Alex Shvartsburg Alex Shvartsburg	Chief Financial Officer (Principal Accounting and Financial Officer)	August 2, 2021
/s/ William Kozy William Kozy	Chairman of the Board of Directors	August 2, 2021
/s/ Francesco Bianchi Francesco Bianchi	Director	August 2, 2021
/s/ Stacy Enxing Seng Stacy Enxing Seng	Director	August 2, 2021
/s/ Daniel Moore Daniel Moore	Director	August 2, 2021
/s/ Alfred J. Novak Alfred J. Novak	Director	August 2, 2021
/s/ Sharon O’Kane Sharon O’Kane, Ph.D.	Director	August 2, 2021
/s/ Arthur L. Rosenthal Arthur L. Rosenthal, Ph.D.	Director	August 2, 2021
/s/ Andrea L. Saia Andrea L. Saia	Director	August 2, 2021
/s/ Todd C. Schermerhorn Todd C. Schermerhorn	Director	August 2, 2021
/s/ Sarah K. Mohr Sarah K. Mohr	Authorized Representative in the United States	August 2, 2021